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                                                                Exhibit 23.4


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Summary Historical and Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data of Monsey Bakor," and "Experts" and to the use of our report dated February 6, 1998, with respect to the financial statements of Monsey Products Co., T/A Monsey Bakor included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-59485) and related Prospectus of Henry Company for the registration of $85,000,000 of its 10% Series B Senior Notes due 2008.

                                           /s/ Ernst & Young LLP


Philadelphia, PA
September 11, 1998